EXHIBIT 10.42

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT made as of the 1st day of January, 2004, between ORAGENICS, INC., a Florida corporation, 12085 Research Drive, Alachua FL 32615 hereinafter referred to as the "Employer", and MENTO A. SOPONIS, 4730 SW 103 Way, Gainesville FL 32608, hereinafter referred to as the "Employee".

      The parties recite that:

            A. The Employer is a company engaged in research and development of proprietary technologies, and

            B. The Employee, a knowledgeable business executive with considerable experience in early stage technology companies, is willing to be employed by the Employer upon the terms and conditions hereinafter set forth.

      For the reasons set forth above, and in consideration of the mutual covenants and promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and the Employee covenant and agree as follows:

1.    AGREEMENT TO EMPLOY AND BE EMPLOYED

      The Employer hereby employs the Employee as President and Chief Executive Officer, reporting directly to the Board of Directors at its above-mentioned premises, and the Employee hereby accepts and agrees to such employment.

2.    DESCRIPTION OF EMPLOYEE'S DUTIES

      The Employee shall perform such duties as may be entrusted to him by the Board of Directors, and the Bylaws of the corporation, and he shall perform such other duties as are customary performed by one holding such positions in other businesses or enterprises of a same or similar nature. There shall be no substantial reduction in the duties, title and/or authorities of the Employee without the express written consent of the Employee.

      The Employee shall devote substantially all of his entire productive time, abilities, energies and attention to the business of the Employer during the term of this Agreement. The Employee shall not, during the term of this Agreement, be engaged for salaried remuneration in any other business activity without the expressed written consent of the Employer.

      The Employee shall also serve on the Board of Directors of the Employer, and for the purposes of this Agreement, shall be considered a senior member of the Employer's management staff, herein referred to as the Executive Officers.

3.    DURATION OF EMPLOYMENT

      The term of employment of the Employee shall be three (3) years, commencing January 1, 2004 and terminating on December 31, 2007. After the expiration of the initial three (3) year period, the term of the Employee's employment hereunder shall be automatically extended for additional successive one (1) year periods unless either party gives the other party ninety (90) days written notice prior to the expiration of the current term of his or its intention not to renew this Agreement for an additional term.

4.    TERMINATION OF EMPLOYMENT

      This Agreement may be terminated by the resignation of the Employee upon ninety (90) days prior written notice to the Employer. No further compensation shall be payable to the Employee hereunder after the effective date of such resignation. The term of employment may be terminated by the Employer without cause upon ninety (90) days prior written notice to Employee, or by Employee for Good Reason, wherein Good Reason shall mean, except with the Employee's express


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written consent, (a) the relocation of Employee's principal place of employment to a geographic location more than 50 miles from the current location of Employer's principal headquarters, or (b) a significant reduction in Employee's duties, position or responsibilities (other than for Cause), provided, however, that upon such termination of employment, there shall become due and payable to the Employee by the Employer all outstanding compensation as then unpaid under this Agreement, including a severance payment equal to one year's salary at the rate of pay then in effect for Employee and all stock purchase options granted to Employee and benefits under any benefit plans of Employer or agreements with Employee shall become immediately vested in full and, in the case of stock options, exercisable in full.

      Any other provision in this Agreement to the contrary notwithstanding, the Employer at its option may terminate this Agreement at any time for Cause, wherein Cause constitutes a habitual neglect, failure or refusal on the part of the Employee to substantially perform his duties under this Agreement, provided however, that the Employer shall have notified the Employee in writing of such habitual neglect, failure or refusal of his duties so that he may have sixty
(60) days to rectify such conduct prior to a written termination by Employer. For the additional purpose of this paragraph, the Employee may be terminated for Cause if (a) the Employee becomes convicted of any criminal act which is a first or second degree felony under the laws of the State of Florida or the United States or (b) engages in fraud, embezzlement, theft or comparable dishonest activity against the Employer.

5.    COMPENSATION AND REIMBURSEMENT

      Except as otherwise provide for herein, the Employer shall pay the Employee, and the Employee agrees to accept from the Employer, in full payment of the Employee's services hereunder, at a compensation rate of One Hundred Eighty Thousand Dollars ($180,000) per year, payable at the same frequency as all other Executive Officers of the Employer are paid, but in no event less frequent than once each month during which this Agreement is in force. Such annual compensation will from time to time be increased by approval of the Board of Directors of Employer. All salary payments and other benefits shall be subject to proper withholding and other applicable taxes.

      In addition to the foregoing, the Employer will reimburse the Employee for any and all necessary, customary and usual expenses incurred by him while traveling for and on behalf of the Employer pursuant to the Employer's direction. The Employee shall present to the Employer from time to time an itemized account of such expenses in such form as may be reasonable required by the Employer, or the Internal Revenue Service.

      The Employer shall in addition provide the following initial fringe benefits to the Employee:

            A. The Employee shall be entitled initially to four (4) weeks of paid combined vacation/sick leave per annum, accrued monthly, with said accrual to be accumulated from year to year indefinitely during the term of this Agreement. Such combined vacation/sick leave which is unused by the Employee shall, at the end of the term of this Agreement, be paid to the Employee in a lump sum upon the Employee's written request, or shall roll over for future use should the Agreement be extended by mutual consent.

            B. Participation by Employee in all of the Employer's currently established fringe benefits (i.e.- paid holidays, health insurance coverage, retirement plans, etc.), as well as participation in all fringe benefits to be established in the future (i.e.- disability and life insurance, ESOP, automobile, etc.) for the Executive Officers and/or the employees of the Employer.

            C. Participation by Employee in any incentive/bonus compensation plans to be designed and provided for by the Employer which awards stock and/or cash bonuses for performance achieved by the Employee, and other employees of the Employer, during the term of this Agreement.

6.    DEATH OR PERMANENT DISABILITY DURING EMPLOYMENT

      If the Employee dies during the term of his employment hereunder, this Agreement shall terminate and the Employer shall pay to the estate of the Employee the compensation which would otherwise be payable to the Employee up to the end of the month in which his death occurs, and for a period of three (3) months thereafter. If the Employee is permanently disabled during the term of his employment hereunder, this Agreement shall terminate and Employer shall pay to Employee his compensation for a period of three (3) months thereafter. Permanent disability shall mean that for a period of three (3) consecutive months Employee is incapable of substantially fulfilling his duties because of a

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medically diagnosable physical or mental condition and Employee has received a written opinion from a licensed physician that such condition will continue indefinitely. The compensation due pursuant to this section shall include salary and full ownership of all stock purchase options granted Employee, but shall not include any other benefits hereunder.

7.    EFFECT OF CHANGE OF CONTROL.

      In the event of a Change in Corporate Control, the vesting of any stock options or other awards granted to the Employee shall become immediately vested in full and, in the case of stock options, exercisable in full.

      In addition, if, at any time during the period of twelve (12) consecutive months following the occurrence of a Change in Corporate Control, the Employee is involuntarily terminated (other than for Cause) by the Employer, the Employee shall be entitled to receive as severance pay equal to the Employee's annual base salary in effect at the time of the Change in Corporate Control.

      For purposes of this Agreement, a "Change in Corporate Control" shall include any of the following events:

            A. The acquisition in one or more transactions of more than fifty percent (50%) of the Employer's outstanding Common Stock by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended);

            B. Any merger or consolidation of the Employer into or with another corporation in which the Employer is not the surviving entity, or any transfer or sale of substantially all of the assets of the Employer or any merger or consolidation of the Employer into or with another corporation in which the Employer is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of any other person, or cash, or any other property.

            C. Any election of persons to the Employer's Board of Directors which causes a majority of the Board of Directors to consist of persons other than (i) persons who were members of the Board of Directors on the effective date of this Agreement, and (ii) persons who were nominated for election as members of the Board by the Board of Directors (or a Committee of the Board) at a time when the majority of the Board (or of such Committee) consisted of persons who were members of the Board of Directors on the effective date of this Agreement; provided, that any person nominated for election by the Board of Directors composed entirely of persons described in (i) or (ii), or of persons who were themselves nominated by such Board, shall for this purpose be deemed to have been nominated by a Board composed of persons described in (i).

            D. Any person, or group of persons, announces a tender offer for at least fifty percent (50%) of the Employer's Common Stock, provided, however, no acquisition of stock by any person in a public offering or private placement of the Employer's common stock or other transaction approved by the Employer's Board of Directors shall be considered a Change in Corporate Control.

8.    EMPLOYEE'S LOYALTY TO EMPLOYER'S INTEREST

      Except as otherwise provided herein, the Employee shall devote his full time, attention, knowledge and skill to the business and interest of the Employer, and the Employer shall be entitled to the benefits and profits arising from or incident to the work, services and advice of the Employee.

9.    NONDISCLOSURE OF INFORMATION CONCERNING BUSINESS

      During his employment, the Employee shall not disclose or make use of, during or after the term of his employment, any trade secret or confidential information he receives as a consequence of his employment, and not generally known, about the Employer's products, processes, services, research, development, marketing and merchandising, but not limited thereto. After the term of his employment, these restrictions shall not apply to such trade secrets or confidential information which are then in the public domain, provided that the Employee was not responsible for such disclosure entering the public domain without the Employer's consent. Employee agrees to sign Employer's Invention and Disclosure Agreement, a copy of which will be attached hereto.

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10.   INDEMNIFICATION

      The Employer agrees to defend, indemnify, and hold the Employee harmless against and in respect of any and all losses, expenses and damages, including reasonable attorney's fees, resulting from any material misrepresentation contained herein, or resulting from any act of the Employer, its employees, agents, directors or officers which may have occurred prior to the date when the Employee begins his employment under this Agreement or the date of this Agreement, whichever should occur later.

11.   CONTRACT TERMS TO BE EXCLUSIVE

      This written Agreement contains the sole and entire agreement between the parties regarding the subject matter, and supersedes any and all other agreements between them, which shall upon the execution hereof become null and void. The parties acknowledge and agree that neither of them has made any representations with respect to the subject matter of this Agreement or any representations inducing the execution and delivery hereof, except such representations as are specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering in this Agreement. The parties further acknowledge that any statements or representations that may have heretofore been made by either of them to the other are void and of no effect and that neither of them had relied thereon in connection with his or its dealings with the other.

12.   WAIVER OF MODIFICATION INEFFECTIVE UNLESS IN WRITING

      No waiver or modification of this Agreement or any extension, covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

13.   CONTRACT GOVERNED BY LAWS OF STATE OF FLORIDA

      This Agreement, and performance hereunder, shall be governed by, and in accordance with, the laws of the State of Florida.

14.   BINDING EFFECT OF AGREEMENT

      This Agreement shall be binding on and inure to the benefit of the respective parties and their respective heirs, legal representatives, successors and assigns.

15.   ATTORNEY'S FEES AND COSTS

      If any action at law or at equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled, either through binding arbitration or through trial, including the appellate levels.

16.   NOTICES

      Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing, evidenced by a signed receipt from the party to whom the notice is sent, or by certified mail, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the parties at the respective addresses appearing in the introductory paragraph of this Agreement, but each party may change his or its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of the date of the signed receipt. Mailed notices shall be deemed communicated as of the date stated on the return receipt.

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17.   ASSIGNMENT

      The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights under this Agreement.

18.   NON-COMPETE AND NON-SOLICITATION PROVISIONS

      As a means reasonably designed to protect the Employer's confidential information and trade secrets, Employee agrees that, for a period of twenty-four
(24) months from the conclusion of his employment with Employer, Employee will not directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, (i) engage in any business activities which compete with the Employer in the United States or anywhere in the world the Employer does business, (ii) hire, solicit, encourage the resignation of or in any other manner seek to engage or employ any person who is then, or within the prior three (3) months had been, an employee of the Employer, whether or not for compensation and whether or not as an officer, consultant, adviser, independent sales representative, independent contractor or participant, or (iii) solicit, service or otherwise have any dealings related to the industry or business or prospective industry or business in which the Employer participates or contemplates participating in as of such conclusion, with any person or entity with whom the Employer has a current or known prospective business relationship or who is or was at any time during his employment with the Employer (including any predecessor or successor entity) a customer, vendor or client of the Employer, or a known prospective customer, vendor or client of the Employer, provided in each case described in this clause
(iii) that such activity by Employee does or could reasonably be expected to have a material adverse effect on the relationship between the Employer and any such third party.

      If, at any time of enforcement of this paragraph 18, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

      Employee acknowledges that the provisions contained in this paragraph 18 hereof are reasonable and necessary to protect the legitimate interests of the Employer, that any breach or threatened breach of such provisions will result in irreparable injury to the Employer and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, in the event of the breach by Employee of any of the provisions of this paragraph 18 hereof, the Employer, in addition and as a supplement to such other rights and remedies as may exist in its favor, may apply to any court of law or equity having jurisdiction to enforce this Agreement, and/or may apply for injunctive relief against any act than would violate any of the provisions of this Agreement (without being required to post a bond). Employee further agrees that injunctive relief may be sought for any breach or threatened breach of this paragraph 18 without a showing of irreparable injury, in order to prevent any such breach or threatened breach. Such right to obtain injunctive relief may be exercised, at the option of the Employer.

19.   INVALIDITY OF PROVISIONS

            In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the greatest extent compatible with the applicable law as it should then appear.

EMPLOYER:
---------

ORAGENICS, INC.

By:         /s/ Jeffrey D. Hillman
      ------------------------------------------------
         Its Chairman of the Board


EMPLOYEE
--------

            /s/ Mento A. Soponis
------------------------------------------------------
         Mento A. Soponis